AMENDMENT NO. 1 TO
AGVANTAGE® BOND PURCHASE AGREEMENT

This Amendment No. 1 (the "Amendment") to the AgVantage® Bond Purchase Agreement, dated as of December 5, 2014 (the "Bond Purchase Agreement"), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the "Purchaser"), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System ("Farmer Mac" or the "Guarantor"); and GLADSTONE LENDING COMPANY, LLC, a Delaware limited partnership ("Issuer"), is entered into and effective as of June [16], 2016. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

WHEREAS, Farmer Mac, the Purchaser, and the Issuer desire to amend the Bond Purchase Agreement, as set forth below; and

WHEREAS, Section 8.06 of the Bond Purchase Agreement provides that the Bond Purchase Agreement may be amended pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser, and the Issuer.

NOW THEREFORE, the in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bond Purchase Agreement is hereby amended as follows:

1. Section 1.01 of the Bond Purchase Agreement is hereby amended by replacing the definition of "Final Issuance Date" with the following:

""Final Issuance Date" means the earlier of: (a) December 11, 2018; and (b) such date as Farmer Mac determines that a Material Adverse Change has occurred."

2. Section 2.01 of the Bond Purchase Agreement is hereby amended by deleting the first sentence (exclusive of the heading) thereof and replacing it with the following:

"The Purchaser agrees to purchase Bonds, at 100% of their principal amount, from time to time before the Final Issuance Date, as requested by Issuer by written notice (each, a "Notice of Requested Borrowing") and approved by Farmer Mac in an aggregate principal amount, for all Bonds outstanding hereunder at any one time, not in excess of $125,000,000, subject to satisfaction of the conditions set forth herein and agreement between the parties hereto as to the terms of the applicable Pricing Agreement."

3. This Amendment contains the entire agreement between the parties regarding the modifications made to the Bond Purchase Agreement. Except as explicitly modified by this Amendment, each and every term, condition, exhibit, schedule, annex, and provision of the Bond Purchase Agreement shall remain in full force and effect.

4. This Amendment shall be governed by, and construed in accordance with, federal law. To the extent federal law incorporates state law, that state law shall be the laws of the State of New York applicable to contracts made and performed therein.

5. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By: ______________________

Name: R. Dale Lynch

Title: Executive Vice President-CFO

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: ______________________

Name: R. Dale Lynch

Title: Executive Vice President-CFO

GLADSTONE LENDING COMPANY, LLC, a Delaware limited liability company

By: GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member and manager

By: GLADSTONE LAND PARTNERS, LLC, a Delaware limited liability company, its General Partner

By: GLADSTONE LAND CORPORATION, a Maryland corporation, its Manager

By: ______________________

Name: David Gladstone

Title: CEO & President